Exhibit 1.1

National Rural Utilities

Cooperative Finance Corporation

$300,000,000 7.125% Fixed-to-Fixed Reset Rate Subordinated Notes due 2053

(Subordinated Deferrable Interest Notes)

Underwriting Agreement

May 17, 2023

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

RBC Capital Markets, LLC
Brookfield Place
200 Vesey Street, 8th Floor
New York, New York 10281

Truist Securities, Inc.
3333 Peachtree Road NE
Atlanta, Georgia 30326

As Representatives of the several Underwriters

Ladies and Gentlemen:

National Rural Utilities Cooperative Finance Corporation, a District of Columbia cooperative association (the “Company”), proposes to issue $300,000,000 principal amount of its 7.125% Fixed-to-Fixed Reset Rate Subordinated Notes due 2053 (Subordinated Deferrable Interest Notes) (the “Subordinated Notes”) to be issued under an Indenture dated as of October 15, 1996, between the Company and U.S. Bank Trust Company, National Association, as successor trustee (the “Trustee”). Such Indenture, as amended by any supplemental indenture and supplemented by any officer’s certificate thereunder, is hereinafter called the “Indenture”. Certain terms used but not defined herein are defined in the Indenture. The Subordinated Notes are more fully described in the Registration Statement and in the Prospectus hereinafter mentioned. The Subordinated Notes will be issued in fully registered form only, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

You have advised us (i) that you and any other firms and corporations named in Schedule I attached hereto (you and such firms and corporations being hereinafter called the “Underwriters”, which term shall also include any underwriter substituted as provided in Section 14 hereof), acting severally and not jointly, are willing to purchase, on the terms and conditions hereinafter set forth, the principal amount of the Subordinated Notes specified in such Schedule I and (ii) that you are authorized, on behalf of yourselves and the other Underwriters, to enter into this Agreement.

1. Certain Representations and Warranties by the Company. As of the Applicable Time, as of the date hereof and as of the Closing Date, the Company represents and warrants to each Underwriter as follows:

(a) Registration Statement and Prospectus. The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement (No. 333-249702), as defined in Rule 405 under the Securities Act, on Form S-3, including a basic prospectus (the “Basic Prospectus”), for registration under the Securities Act of the offering and sale of the Subordinated Notes. Such registration statement, including any amendments thereto filed prior to the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), became effective upon filing. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form. The Company may have filed with the Commission, as part of an amendment to the registration statement or pursuant to Rule 424(b) under the Securities Act, one or more preliminary prospectus supplements, each of which has previously been furnished to you (the preliminary prospectus supplement to the Basic Prospectus relating to the Subordinated Notes used immediately prior to the filing of the Prospectus (as defined below), together with the Basic Prospectus, the “Preliminary Prospectus”). The Company will file with the Commission the prospectus relating to the Subordinated Notes in accordance with Rule 424(b) under the Securities Act (the prospectus supplement to the Basic Prospectus relating to the Subordinated Notes that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus, the “Prospectus”). As filed, the Prospectus shall contain all information required by the Securities Act and the rules promulgated thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time. A term sheet, containing a description of the terms of the Subordinated Notes, substantially in the form of the Subordinated Notes Term Sheet set forth on Schedule II attached hereto and approved by you (the “Pricing Term Sheet”), has been prepared and will be filed pursuant to Rule 433(d) under the Securities Act, and all other material, if any, required to be filed by the Company pursuant to Rule 433(d) in connection with the offer and sale of the Subordinated Notes has been or will be so filed, in each case within the time period required under such Rule. The Company will not file any other amendment of such registration statement or prospectus or any supplement to such prospectus on or after the Applicable Time and prior to the date and time of delivery of and payment for the Subordinated Notes referred to in Section 3 hereof (the “Closing Date”), except with your approval. Such registration statement, including any amendments thereto, the financial statements and exhibits and any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed pursuant to Rule 430B or Rule 430C under the Securities Act to be included in the registration statement at the time it became effective, is hereinafter called the “Registration Statement”. Any reference in this Agreement to the Prospectus as amended or supplemented (including any preliminary prospectus supplement relating to the Subordinated Notes) shall include, without limitation, any prospectus or prospectus supplement filed with the Commission pursuant to Rule 424 under the Securities Act which amends or supplements the Prospectus.

All references in this Agreement to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed as of the relevant time and date to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3; all references in this Agreement to financial statements and schedules and other information that is “contained”, “included”, “stated” or “set forth” (and all other references of like import) in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference from time to time in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective or the issue date of the Basic Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference; provided, that any statement in a document incorporated or deemed to be incorporated in the Registration Statement or the Prospectus shall be deemed not to be contained in the Registration Statement or the Prospectus if such statement has been modified or superseded by any statement in the Registration Statement or the Prospectus when such documents became effective or were filed with the Commission, or in the Preliminary Prospectus at the Applicable Time (as defined below).

(b) Accuracy of Registration Statement and Prospectuses. The Preliminary Prospectus, together with the Pricing Term Sheet and any other Issuer Free Writing Prospectus listed on Schedule III hereto (collectively, the “Disclosure Package”), as of 4:10 P.M. (New York City time) on May 17, 2023 (the “Applicable Time”), did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; at all times at and subsequent to the Applicable Time up to and including the Closing Date, and when the Registration Statement and any post-effective amendment thereof became or shall become effective, the Registration Statement (and the Registration Statement as amended if any post-effective amendment thereof shall have become effective) complied and will comply in all material respects with the provisions of the Securities Act, the Exchange Act, the Trust Indenture Act (as hereinafter defined) and the rules and regulations thereunder and did not and will not contain an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, at all times at and subsequent to the Applicable Time up to and including the Closing Date, the Prospectus (and the Prospectus as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto) and the Disclosure Package complied and will fully comply with the provisions of the Securities Act, the Exchange Act, the Trust Indenture Act and the rules and regulations thereunder and did not and will not contain an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this paragraph (b) shall apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) of the Trustee or (ii) statements in, or omissions from, the Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter through you for use in connection with the preparation of the Registration Statement or the Prospectus, or any such amendment or supplement, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 15 hereof.

(c) Issuer Free Writing Prospectuses. The Company has not made, and will not make (other than the Pricing Term Sheet and any other documents listed on Schedule IV (each, a “Permitted Free Writing Prospectus”) attached hereto), any offer relating to the Subordinated Notes that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) (any such free writing prospectus or any Permitted Free Writing Prospectus, an “Issuer Free Writing Prospectus”) without the prior consent of the Representatives; the Company will comply with the requirements of Rule 433 under the Securities Act with respect to any such Issuer Free Writing Prospectus; any such Issuer Free Writing Prospectus did not and will not, as of its issue date and through the Closing Date, include any information that conflicts with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; any such Issuer Free Writing Prospectus, when taken together with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus, did not, when issued or filed pursuant to Rule 433 under the Securities Act, and will not through the Closing Date contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter through you for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 15 hereof.

(d) WKSI Status. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated reports filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Subordinated Notes in reliance on the exemption in Rule 163 and (iv) at the time of execution of this Agreement, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.

(e) Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) with respect to the Subordinated Notes and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act), without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(f) Accountant. The accountant who has certified or shall certify the financial statements filed and to be filed with the Commission as parts of the Registration Statement, Disclosure Package and the Prospectus is an independent registered public accounting firm with respect to the Company as required by the Securities Act and rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board.

(g) Due Incorporation. The Company has been duly incorporated and is now, and on the Closing Date will be, a validly existing cooperative association in good standing under the laws of the District of Columbia, duly qualified and in good standing in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires it to be qualified (or the failure to be so qualified will not have a material adverse effect upon the business or condition of the Company), and the Company has the corporate power and holds all valid permits and other required authorizations from governmental authorities necessary to carry on its business as now conducted and as to be conducted on the Closing Date and as contemplated by the Prospectus, except for those permits and other required authorizations for which the failure to hold would not have a material adverse effect on the condition, financial or other, or the results of operations of the Company or on the power or ability of the Company to perform its obligations under this Agreement or the Indenture.

(h) Material Changes. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, and except as set forth therein, there has not been any material adverse change in the financial condition or the results of operations of the Company, whether or not arising from transactions in the ordinary course of business.

(i) Litigation. On the date hereof, except as set forth in the Disclosure Package and the Prospectus, the Company does not have any legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened which in the opinion of counsel for the Company referred to in Section 13(c) hereof could reasonably be expected to result in a judgment or decree having a material adverse effect on the condition, financial or other, or the results of operations of the Company or on the power or ability of the Company to perform its obligations under this Agreement or the Indenture.

(j) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(k) Legality. The Indenture has been duly authorized by the Company, has been duly qualified under the Trust Indenture Act, and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law). The Indenture conforms in all material respects to all statements relating thereto contained in the Disclosure Package and the Prospectus. On the Closing Date, the Subordinated Notes will be duly and validly authorized, and when issued, authenticated and paid for in accordance with the terms of this Agreement and the Indenture, will be valid and binding obligations of the Company, enforceable in accordance with their terms, (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture, and no further authorization, consent or approval of the members and no further authorization or approval of the Board of Directors of the Company or any committee thereof will be required for the issuance and sale of the Subordinated Notes as contemplated herein. The Subordinated Notes will conform in all material respects to all statements relating thereto contained in the Disclosure Package and the Prospectus.

(l) No Conflicts. Neither the issuance or sale of the Subordinated Notes nor the consummation of any other of the transactions herein contemplated will result in a violation of the District of Columbia General Cooperative Association Act of 2010 or the Articles of Incorporation or Bylaws of the Company or any provision of applicable law or any order, rule, or regulation of any court having jurisdiction over the Company or any of its properties or result in a breach by the Company of any terms of, or constitute a default under, any other agreement or undertaking of the Company.

(m) No Consents. No consent or action of, or filing or registration with, any governmental or public regulatory body or authority, is required to be obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement, the Indenture or the Subordinated Notes, except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under the securities or Blue Sky laws of the various states in connection with the offer and sale of the Subordinated Notes.

(n) No Stop Order. The Commission has not issued and, to the best knowledge of the Company, is not threatening to issue any order preventing or suspending the use of the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto).

(o) Regulation. The Company is not required, and upon the issuance and sale of the Subordinated Notes as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(p) Compliance with the Exchange Act. The documents incorporated by reference in the Basic Prospectus, and any amendment or supplement thereto, as of the dates they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(q) Compliance with the Sarbanes-Oxley Act. The Company and its directors and officers, in their capacities as such, are in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and (ii) the applicable regulations of the New York Stock Exchange.

(r) Internal Controls. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls that comply with applicable securities laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the most recent management report on the effectiveness of the Company’s internal controls over financial reporting, (i) the Company has not identified any material weakness in the Company’s internal controls over financial reporting (whether or not remediated) and (ii) there has been no change in the Company’s internal controls over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal controls over financial reporting.

2. Agreement to Purchase.

Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to you and any other Underwriters, severally and not jointly, and you and such other Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price of 99.00% of the principal amount of the Subordinated Notes set forth opposite the names of the respective Underwriters in Schedule I hereto.

3. Closing.

Delivery of and payment for the Subordinated Notes shall be made at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, 52nd Floor, New York, New York 10166 at 9:00 a.m., New York City time, on May 26, 2023 or such later date (not later than June 2, 2023) or location as you, as the Representatives of the Underwriters, shall designate, which date and time may be postponed by agreement between you, as the Representatives, and the Company or as provided in Section 14 hereof. Delivery of the Subordinated Notes shall be made to you, for the respective accounts of the several Underwriters, against payment by the several Underwriters through you of the purchase price thereof, to or upon the order of the Company by certified or official bank check or checks payable, or wire transfers, in immediately available funds. The Subordinated Notes shall be delivered in definitive global form through the facilities of The Depository Trust Company (“DTC”).

4. Prospectuses. The Company has caused to be delivered to you, as the Representatives of the Underwriters, written or electronic copies of the Prospectus and the Disclosure Package and has consented to the use of such copies for the purposes permitted by the Securities Act. The Company agrees to deliver to you, as the Representatives of the Underwriters, without charge, from time to time during such period as in the opinion of Hunton Andrews Kurth LLP, counsel for the Underwriters, the Prospectus as required by law to be delivered in connection with sales by an Underwriter or dealer, as many copies of the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (and, in the event of any amendments or supplements thereto, such amended or supplemented Preliminary Prospectus, Prospectus or Issuer Free Writing Prospectus) as you, as the Representatives of the Underwriters, may reasonably request. If, at any time during the period in which the Company is (or but for the exemption in Rule 172 would be) required to deliver copies of a prospectus, as provided in this Section 4, any event known to the Company relating to or affecting the Company shall occur which should be set forth in an amendment of or supplement to the Disclosure Package or the Prospectus in order to make the statements in the Disclosure Package or the Prospectus not misleading in the light of the circumstances at the time it is delivered to the purchaser, or it shall be necessary to amend or supplement the Disclosure Package or the Prospectus to comply with law or with the rules and regulations of the Commission, the Company, at its expense, will promptly prepare and furnish to you for distribution to the Underwriters and dealers a reasonable number of copies of an amendment or amendments of or a supplement or supplements to the Disclosure Package or the Prospectus which will so amend or supplement the Disclosure Package or the Prospectus that, as amended or supplemented, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements in the Disclosure Package or the Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser, and will comply with law and with such rules and regulations. The Company authorizes the Underwriters and all dealers effecting sales of the Subordinated Notes to use the Disclosure Package and the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Subordinated Notes in accordance with applicable provisions of the Securities Act and the applicable rules and regulations thereunder for the period during which the Company is required to deliver copies of the Prospectus as provided in this Section 4.

5. Commission Proceedings as to Registration Statement. The Company agrees to advise you promptly, as the Representatives of the Underwriters, and to confirm such advice in writing (a) when any post-effective amendment of the Registration Statement shall have become effective and when any further amendment of or supplement to the Disclosure Package, Prospectus shall be filed with the Commission, (b) of any request by the Commission for any amendment of the Registration Statement, Disclosure Package or the Prospectus or for additional information and (c) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for that purpose. The Company will use every reasonable effort to prevent the issuance of such a stop order and, if any such order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

6. Blue Sky. The Company will diligently endeavor, when and as requested by you, to qualify the Subordinated Notes, or such portion thereof as you may request, for offering and sale under the securities or blue sky laws of any jurisdictions which you shall designate.

7. Earnings Statement. The Company agrees to make generally available to its securityholders, in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder, an earnings statement of the Company (which need not be audited) in reasonable detail and covering a period of at least 12 months beginning after the effective date of the Registration Statement.

8. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Subordinated Notes or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Subordinated Notes, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arm’s-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with the foregoing matters in this Section 8.

9. Clearance and Settlement. The Company will cooperate with the Underwriters to permit the Subordinated Notes to be eligible for clearance and settlement through DTC.

10. Expenses. The Company agrees to pay all fees and expenses in connection with (a) the preparation, printing and filing of the Registration Statement (including all exhibits to the Registration Statement), the Basic Prospectus, the Preliminary Prospectus, the Prospectus, and any amendments thereof and supplements thereto, including any Issuer Free Writing Prospectus, and the furnishing of copies of each thereof to the Underwriters (including costs of mailing and shipment), (b) the issuance of the Subordinated Notes, (c) the required Commission filing fees relating to the Subordinated Notes, (d) the rating of the Subordinated Notes by rating agencies, (e) the delivery of the Subordinated Notes to you in New York City for the respective accounts of the several Underwriters, (f) the qualifying of the Subordinated Notes as provided in Section 6 hereof and the determination of the eligibility of the Subordinated Notes for investment under the laws of such jurisdictions as you may designate (including fees and disbursements of counsel for the Underwriters in connection therewith of not more than $10,000), (g) the fees and disbursements of the accountants required to provide the letters identified in Section 13(d), (h) the fees and disbursements of the Company’s counsel and other advisors, (i) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, (j) the fee of the Financial Industry Regulatory Authority, Inc. in connection with its review of the offering contemplated by this Agreement, if applicable, (k) any fees of a book-entry depositary, listing agent, paying agent or transfer agent and (l) the cost of qualifying the Subordinated Notes with DTC.

11. No Sale of Similar Securities. The Company has agreed, for a period of 30 days from the date of this Agreement, to not, without the prior written consent of the Representatives, directly or indirectly, offer, sell, grant any option for the sale of, or otherwise dispose of any Subordinated Notes, any security convertible into, exchangeable into or exercisable for the Subordinated Notes or any subordinated debt securities substantially similar to the Subordinated Notes (except for Subordinated Notes issued pursuant to this Agreement). The Company and the Underwriters confirm that this Section 11 does not apply to any securities of the Company that are not the Subordinated Notes, that are not convertible into, exchangeable into or exercisable for the Subordinated Notes or that are not convertible into, exchangeable into or exercisable for any subordinated debt securities substantially similar to the Subordinated Notes, including, without limitation, any (i) senior indebtedness (as defined in the Indenture), (ii) the Company’s commercial paper or other debt securities with scheduled maturities of less than one year, (iii) the Company’s Medium Term Notes, (iv) the Company’s Select Notes or (v) the Company’s members’ subordinated certificates or members’ equity.

12. Indemnities.

(a) By the Company. The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers, and each person who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or common law, and to reimburse the Underwriters and such controlling persons, as incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto), any preliminary prospectus, the Disclosure Package, or any Issuer Free Writing Prospectus (listed on Schedule IV hereto or otherwise used within the period during which the Underwriters are authorized to use the Prospectus, any preliminary prospectus or the Disclosure Package), or the omission or alleged omission to state therein (if so used) a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this Section 12(a) shall not apply to any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated in Section 15 for use in connection with the preparation of the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, any preliminary prospectus, the Disclosure Package, or the Pricing Term Sheet. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

(b) By the Underwriters. Each Underwriter severally and not jointly agrees, in the manner and to the same extent as set forth in Section 12(a) hereof, to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, the directors of the Company and those officers of the Company who shall have signed the Registration Statement, with respect to any statement in or omission from the Registration Statement or in any amendment thereof or supplement thereto, the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto), any preliminary prospectus, the Disclosure Package or the Pricing Term Sheet, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated in Section 15 for use in connection with the preparation of the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto or the Pricing Term Sheet. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

(c) General. Each indemnified party will, within 10 days after the receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from an indemnifying party on account of an indemnity agreement contained in this Section 12, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party so to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability which it may have to such indemnified party on account of the indemnity agreement contained in this Section 12 or otherwise. Except as provided in the next succeeding sentence, in case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice in writing from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party will not be liable to such indemnified party under this Section 12 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Such indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) such indemnified party shall have been advised by such counsel that there are material legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party) or (iii) the indemnifying party shall not have assumed the defense of such action and employed counsel therefor satisfactory to such indemnified party within a reasonable time after notice of commencement of such action, in any of which events such fees and expenses shall be borne by the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnified party shall effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder without the consent of the indemnifying party (which consent shall not be unreasonably withheld).

(d) Contribution. If the indemnification provided for in this Section 12 shall for any reason be unavailable to an indemnified party under Section 12(a) or 12(b) hereof in respect of any loss, claim, damage or liability or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Subordinated Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Subordinated Notes (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to such offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 12(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 12(d) shall be deemed to include, for purposes of this Section 12(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Subordinated Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 12(d) are several in proportion to their respective underwriting obligations and not joint.

(e) Survival of Indemnities. The respective indemnity and contribution agreements of the Company and the Underwriters contained in this Section 12, and the representations and warranties of the Company set forth in Section 1 hereof, shall remain operative and in full force and effect, regardless of any termination or cancelation of this Agreement or any investigation made by or on behalf of any Underwriter or any such controlling person or the Company or any such controlling person, director or officer, and shall survive the delivery of the Subordinated Notes, and any successor of any Underwriter or of any such controlling person or of the Company, and any legal representative of any such controlling person, director or officer, as the case may be, shall be entitled to the benefit of the respective indemnity and contribution agreements.

13. Conditions to Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of and compliance with the representations and warranties of the Company contained in Section 1 hereof, as of the date hereof and as of the Closing Date, and to the following further conditions:

(a) Effectiveness of Registration Statement. No stop order suspending the effectiveness of the Registration Statement or qualification of the Indenture shall be in effect on the Closing Date, and no proceedings for the issuance of such an order shall be pending or, to the knowledge of the Company or you, threatened by the Commission on the Closing Date.

(b) Opinion of Counsel for the Underwriters. You, as the Representatives of the Underwriters, shall have received from Hunton Andrews Kurth LLP an opinion and letter, each dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Subordinated Notes, the form of the Registration Statement, the Prospectus (other than the financial statements and other information of a statistical, accounting or financial nature included therein), the Disclosure Package as of the Applicable Time and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(c) Opinions of Counsel for the Company. The Company shall have furnished to you, as the Representatives of the Underwriters, on the Closing Date, addressed to the Underwriters and dated the Closing Date, (i) the opinion and letter of Hogan Lovells US LLP, counsel for the Company, which opinion and letter shall be satisfactory in form and scope to counsel for the Underwriters, substantially to the effect set forth in Exhibit A-1 and Exhibit A-2 hereto and (ii) the opinion of Nathan Howard, Esq., General Counsel of the Company, which opinion shall be satisfactory in form and scope to counsel for the Underwriters substantially to the effect set forth in Exhibit B hereto.

(d) Accountant’s Letters. On each of the date hereof and the Closing Date, KPMG LLP shall have furnished to the Representatives separate letters (which may refer to letters previously delivered to one or more of the Representatives), dated as of the date hereof and the Closing Date, in form and substance satisfactory to the Representatives, confirming that it is an independent registered public accounting firm within the meaning of the Securities Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

(i) in its opinion the audited consolidated financial statements included or incorporated by reference into the Registration Statement and the Prospectus and reported on by it comply in form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations;

(ii) on the basis of a reading of the latest unaudited consolidated financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an audit in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the members and directors of the Company and the audit and executive committees thereof and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited consolidated financial statements included in or incorporated in the Prospectus, nothing came to its attention which caused it to believe that: (1) the unaudited consolidated financial statements of the most recent completed fiscal quarter included or incorporated in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to the financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated in the Registration Statement and the Prospectus; or (2) with respect to the period subsequent to the date of the most recent audited or unaudited consolidated financial statements incorporated in the Registration Statement and the Prospectus, there were, at a specified date not more than three business days prior to the date of the letter, any change in members’ capital reserve, increase in long-term debt in excess of 2%, decrease in total assets in excess of 2%, any decreases in total equity, net interest income or net income of the Company, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

(iii) it has performed certain other specified procedures as a result of which it determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, including certain information included in the Company’s Annual Report on Form 10-K and in the Company’s Quarterly Reports on Form 10-Q incorporated in the Registration Statement and Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation. References to the Prospectus in this paragraph (d) include any supplement thereto at the date of the letter.

(e) Officer’s Certificate. You shall have received, on the Closing Date, a certificate of the Company dated the Closing Date, signed on its behalf by the President, the Chief Executive Officer or a Vice President of the Company, to the effect that the signer of such certificate has examined the Registration Statement and the Prospectus and that (i) in such person’s opinion, as of the effective date of the Registration Statement or any amendment thereto, the Registration Statement did not contain an untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, as of the Applicable Time, the Disclosure Package did not contain an untrue statement of a material fact and did not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus as of its date and as of the Closing Date did not contain an untrue statement of a material fact and did not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the representations and warranties of the Company herein are true and correct as of the Closing Date and (iii) the Company has complied with and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(f) (i) The Company shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, exclusive of any amendment or supplement thereto after the date hereof, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package or the Prospectus; (ii) since such date there shall not have been any change in the members’ equity or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, member’s equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Disclosure Package or the Prospectus, the effect of which, in any such case described in clauses (i) or (ii), is, in your reasonable judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Subordinated Notes on the terms and in the manner contemplated in the Disclosure Package and the Prospectus or (iii) on or after the date hereof: (a) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act or (b) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(g) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities of the Company or generally on The New York Stock Exchange, (ii) a banking moratorium on commercial banking activities in New York declared by Federal or state authorities, (iii) any outbreak of hostilities involving the United States, any escalation of hostilities involving the United States, any attack on the United States or any act of terrorism in which the United States is involved, (iv) any major disruption in the settlement of securities in the United States or any other relevant jurisdiction or a declaration of a national emergency or war by the United States or (v) such a material adverse change in general economic, political or financial conditions domestically or internationally (or the effect of international conditions on the financial markets in the United States or the effect of conditions in the United States on international financial markets shall be such) the effect of which, in any such case described in clauses (iii) or (iv), is, in your reasonable judgment, to make it impracticable or inadvisable to proceed with the public offering or delivery of the Subordinated Notes on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.

(h) Miscellaneous. The Company shall have taken, on or prior to the Closing Date, all other action, if any, which it is stated in the Registration Statement (or any post-effective amendment thereof), the Prospectus (as amended or supplemented, if so amended or supplemented) or the Disclosure Package that the Company will take prior to or concurrently with the issuance and delivery of the Subordinated Notes, and all agreements herein contained to be performed on the part of the Company on or prior to the Closing Date shall have been so performed.

(j) Other Documents. The Company shall have furnished to you and to Hunton Andrews Kurth LLP such further certificates and documents as you or they may have reasonably requested prior to the Closing Date.

If any of the conditions specified in this Section 13 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all obligations of the Underwriters hereunder may be canceled on, or at any time prior to, the Closing Date by you, as the Representatives of the Underwriters. Notice of such cancellation shall be given to the Company in writing, or by telegraph, telephone or telex confirmed in writing.

14. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse on the Closing Date to purchase and pay for the Subordinated Notes which it or they have agreed to purchase hereunder, then (a) if the aggregate principal amount of the Subordinated Notes which the defaulting Underwriter or Underwriters so agreed to purchase shall not exceed 10%, the nondefaulting Underwriters shall be obligated to purchase the Subordinated Notes from the Company, in proportion to their respective obligations hereunder and upon the terms herein set forth or (b) if the aggregate principal amount of the Subordinated Notes which the defaulting Underwriter or Underwriters so agreed to purchase shall exceed 10%, either you, as the Representatives of the Underwriters, or the Company shall have the right at any time prior to 9:30 a.m., New York City time, on the next business day after the Closing Date to procure one or more of the other Underwriters, or any others, to purchase such Subordinated Notes from the Company, in such amounts as may be agreed upon and upon the terms herein set forth. If within such specified time neither you, as the Representatives, nor the Company shall have procured such other Underwriters or any others to purchase the Subordinated Notes agreed to be purchased by the defaulting Underwriter or Underwriters, this Agreement shall terminate without liability on the part of any nondefaulting Underwriter or of the Company. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 14, the Closing Date may be postponed for such period, not exceeding seven days, as you, as the Representatives, shall determine in order that any required changes in the Registration Statement, the Prospectus or the Disclosure Package or in any other documents or arrangements may be effected. Any action taken or termination of this Agreement under this Section 14 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

15. Information Furnished by Underwriters. The Company acknowledges that (i) the table of underwriters and their respective participation in the sale of the Subordinated Notes, (ii) the first paragraph under the table of underwriters related to offering price, concessions and reallowances, (iii) the fourth paragraph under the table of underwriters related to stabilization, syndicate covering transactions and penalty bids and (iv) the second sentence of the fifth paragraph under the table of underwriters related to market making under the heading “Underwriting” in the prospectus supplement portion of the Prospectus, and the last paragraph under the heading “Plan of Distribution” in the Basic Prospectus, constitute the only information furnished in writing by you, on behalf of the Underwriters, for inclusion therein, and you, as the Representatives of the Underwriters, confirm that such statements are correct.

16. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Subordinated Notes that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.

17. Termination. This Agreement shall be subject to termination by you, by notice given to the Company prior to delivery of and payment for the Subordinated Notes, if prior to such time any of the events described in Sections 13(f) or 13(g) occurs.

18. Miscellaneous.

(a) Except as otherwise expressly provided in this Agreement, (i) whenever notice is required by all the provisions of this Agreement to be given to the Company, such notice shall be in writing addressed to the Company at its office, 20701 Cooperative Way, Dulles, Virginia 20166, attention of the Chief Executive Officer and (ii) whenever notice is required by the provisions of this Agreement to be given to you, as the Representatives of the Underwriters or of any of them, such notice shall be in writing addressed to the offices of J.P. Morgan Securities LLC, at 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, Fax: (212) 834-6081; Mizuho Securities USA LLC, at 1271 Avenue of the Americas, New York, New York 10020, Attention: Debt Capital Markets, Fax No. (212) 205-7812; RBC Capital Markets, LLC, at Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: DCM Transaction Management/Scott Primrose, Telephone: (212) 618-7706, Email: TMGUS@rbccm.com; and Truist Securities, Inc., at 3333 Peachtree Road NE, Atlanta, Georgia 30326, Fax No.: (404) 926-5027, Attention: Investment Grade Capital Markets.

(b) The Company agrees to furnish to you and to Hunton Andrews Kurth LLP, without charge, a signed copy of the Registration Statement and each amendment thereof, including all financial statements and all exhibits thereto (except such financial statements and exhibits as are incorporated therein by reference and which shall have been previously furnished to you), and to furnish to each of the other Underwriters, without charge, a copy of the Registration Statement and each amendment thereof, including all financial statements (except such financial statements as are incorporated therein by reference) but without exhibits.

(c) This Agreement is made solely for the benefit of the several Underwriters and the Company and their respective successors and assigns, and, to the extent provided in Section 12 hereof, any controlling person referred to in such Section 12 and the directors of the Company and those officers of the Company who shall have signed the Registration Statement, and their respective legal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successor” or the term “successors and assigns” as used in this Agreement shall not include any purchaser, as such purchaser, from any of the Underwriters of the Subordinated Notes.

(d) If this Agreement shall be canceled or terminated by the Underwriters on any of the grounds referred to or specified in Section 13 hereof or because of any failure or refusal on the part of the Company to comply with any of the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters severally for all their out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by them in connection with the subject matter of this Agreement.

(e) The term “business day” as used in this Agreement shall mean any day on which the New York Stock Exchange is open for trading.

(f) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

(g) Section headings have been inserted in this Agreement as a matter of convenience of reference only and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provision of this Agreement.

(h) This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or any other rapid transmission device designed to produce a written record of the communication transmitted shall be as effective as delivery of a manually executed counterpart thereof.

The words “execution,” “executed,” “signed,” signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

(i) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(iii) For purpose of this Section 18(i), (A) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) the term “Covered Entity” means any of the following: (1) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (2) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (3) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) the term “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) the term “U.S Special Resolution Regime” means each of (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Please confirm that you are acting on behalf of yourselves and the other several Underwriters and that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

Very truly yours,
NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

by	/s/ Yu Ling Wang
	Name:	Yu Ling Wang
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Acting on behalf of ourselves and the other several Underwriters named in Schedule I attached hereto, we hereby confirm as of the date hereof that this letter correctly sets forth the agreement between the Company and the several Underwriters:

J.P. Morgan Securities LLC

by	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Executive Director

Mizuho Securities USA LLC

by	/s/ Timothy Blair
	Name:	Timothy Blair
	Title:	Managing Director

RBC Capital Markets, LLC

by	/s/ Scott G. Primrose
	Name:	Scott G. Primrose
	Title:	Authorized Signatory

TRUIST SECURITIES, INC.

by	/s/ Robert Nordlinger
	Name:	Robert Nordlinger
	Title:	Director

[Signature Page to Underwriting Agreement

SCHEDULE I

Underwriting Agreement dated May 17, 2023

NATIONAL RURAL UTILITIES

COOPERATIVE FINANCE CORPORATION

Underwriter	$300,000,000 Principal Amount of 7.125% Fixed-to-Fixed Reset Rate Subordinated Notes due 2053 to be Purchased

J.P. Morgan Securities LLC	$78,000,000
Mizuho Securities USA LLC	78,000,000
RBC Capital Markets, LLC	78,000,000
Truist Securities, Inc.	66,000,000
Total	$300,000,000

SCHEDULE II

Underwriting Agreement dated May 17, 2023

NATIONAL RURAL UTILITIES

COOPERATIVE FINANCE CORPORATION

FORM OF FINAL TERM SHEET

$300,000,000

7.125% FIXED-TO-FIXED RESET RATE SUBORDINATED NOTES DUE 2053

(SUBORDINATED DEFERRABLE INTEREST NOTES)

Security:	7.125% Fixed-to-Fixed Reset Rate Subordinated Notes due 2053 (Subordinated Deferrable Interest Notes) (the “Notes”)
Issuer:	National Rural Utilities Cooperative Finance Corporation (the “Company”)
Principal Amount:	$300,000,000
Expected Security Ratings:	Intentionally Omitted
Trade Date:	May 17, 2023
Settlement Date:	May 26, 2023 (T+7)
Public Offering Price:	100% of Principal Amount
Maturity Date:	September 15, 2053 (unless redeemed by the Company as described below under “Optional Redemption”)
Ranking:	The Notes will be unsecured and will rank subordinate in right of payment to all of the Company’s current and future senior indebtedness. The Notes will be senior to the Company’s members’ subordinated certificates. The Notes will rank equal in right of payment and upon liquidation to the Company’s outstanding subordinated deferrable debt and any other equally-ranked subordinated debt the Company may issue.
Interest Rate:

From and including the Settlement Date to, but excluding, September 15, 2028 (the “First Reset Date”), at an annual rate of 7.125%.

From and including the First Reset Date, during each Reset Period (as defined in the Preliminary Prospectus Supplement), at an annual rate equal to the Five-year U.S. Treasury Rate (as defined in the Preliminary Prospectus Supplement) as of the most recent Reset Interest Determination Date (as defined in the Preliminary Prospectus Supplement), plus a spread of 3.533%, to be reset on each Reset Date.

Interest Payment Dates:	March 15 and September 15 beginning September 15, 2023
Optional Interest Deferral:	So long as no event of default (as defined in the Preliminary Prospectus Supplement) with respect to the Notes has occurred and is continuing, the Company may, at its option, defer interest payments on the Notes, from time to time, for one or more Optional Deferral Periods (as defined in the Preliminary Prospectus Supplement) of up to 20 consecutive semi-annual Interest Payment Periods (as defined in the Preliminary Prospectus Supplement) each, except that no such Optional Deferral Period may extend beyond the final maturity date of the Notes or end on a day other than the day immediately preceding an Interest Payment Date. No interest will be due or payable on the Notes during any such Optional Deferral Period, subject to certain exceptions described in the Preliminary Prospectus Supplement. The Company may elect, at its option, to extend the length of any Optional Deferral Period that is shorter than 20 consecutive semi-annual Interest Payment Periods (so long as the entire Optional Deferral Period does not exceed 20 consecutive semi-annual Interest Payment Periods or extend beyond the final maturity date of the Notes) and to shorten the length of any Optional Deferral Period. The Company cannot begin a new Optional Deferral Period until it has paid all accrued and unpaid interest on the Notes from any previous Optional Deferral Periods. During any Optional Deferral Period, interest on the Notes will continue to accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes). In addition, during any Optional Deferral Period, interest on the deferred interest will accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes), compounded semi-annually, to the extent permitted by applicable law.

Certain Restrictions During Optional Deferral Period:	During an Optional Deferral Period, the Company may not declare or pay any interest on, or principal of, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its members’ subordinated certificates.
Optional Redemption:

The Company may, at its option, redeem the Notes:

•       in whole or from time to time in part, on any day during any Par Call Period at a redemption price in cash equal to 100% of the principal amount of Notes to be redeemed; or

•       in whole but not in part, at any time within 120 days after a Tax Event (as defined in the Preliminary Prospectus Supplement), at a redemption price in cash equal to 100% of the principal amount of Notes to be redeemed; or

•       in whole but not in part, at any time within 120 days after a Rating Agency Event (as defined in the Preliminary Prospectus Supplement), at a redemption price in cash equal to 102% of the principal amount of Notes to be redeemed plus, in each case, all accrued and unpaid interest on the Notes to be redeemed to, but excluding, such redemption date.

Par Call Period:	With respect to any Reset Date, including the First Reset Date, the period from and including the June 15 immediately preceding such Reset Date through and including such Reset Date.
Reset Date:	The First Reset Date and September 15 of every fifth year after 2028
Denominations:	$2,000 and any integral multiples of $1,000 in excess thereof
CUSIP/ISIN:	637432 PB5 / US637432PB56
Joint Book-Running Managers:	J.P. Morgan Securities LLC Mizuho Securities USA LLC RBC Capital Markets, LLC Truist Securities, Inc.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

It is expected that delivery of the Notes will be made against payment therefor on or about May 26, 2023 which is the seventh trading day following the date hereof (such settlement cycle being referred to as T+7). Purchasers of Notes should note that the ability to settle secondary market trades of the Notes effected on the date of pricing or the next four succeeding business days may be affected by the T+7 settlement. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next four succeeding business days will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own legal advisors.

The Issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from J.P. Morgan Securities LLC by calling collect at 1-212-834-4533, Mizuho Securities USA LLC by calling toll-free at 1-866-271-7403, RBC Capital Markets, LLC by calling toll-free at 1-866-375-6829 and Truist Securities, Inc. by calling toll-free at 1-800-685-4786.

SCHEDULE III

•	Pricing Term Sheet as per Schedule II

SCHEDULE IV

•	Investor Presentation, dated April 24, 2023